Exhibit 3.2

CO - 420767 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that W Straits Group Limited having by Special resolution dated 9th day of July Two Thousand Twenty - Five changed its name, is now incorporated under name of White Knights Alliance Capital Corp. Given under my hand and Seal at George Town in the Island of Grand Cayman this 9th day of July Two Thousand Twenty - Five An Authorised Officer, Registry of Companies, Cayman Islands . Authorisation Code : 137920698693 www.verify.gov.ky 11 July 2025